Exhibit 10.29

Office Space Use Agreement

Party A: Nanjing Cultural and Art Property Exchange Co., Ltd.

Party B: Kashi Longrui Business Management Services Co., Ltd.

In view of the cooperative relationship between Party A and Party B, both parties hereby enter into the following contract regarding Party B’s use of Party A’s office space for office use on the basis of equal cooperation and mutual benefit.

First: Term of Cooperation: From January 1, 2020 to December 31, 2020.

Second: Rights and Obligations of Both Parties

1、Party A shall provide Party B with office space, including office space, office equipment, broadband, etc.

2、Party B shall pay Party A a monthly use fee of RMB 90,000 yuan (say ninety thousand Yuan only) before the 10th day of each month, and Party B may use the office space and office appliances provided by Party A.

3、Party A shall have the ownership of the fixed assets and facilities of the business site, and shall be responsible for the coordination of external relations with the property right entity, industry and commerce administration, taxation, law, etc.

4、The maintenance, additions to the facilities and equipment in the office, and hiring cleaning staff and related costs shall be borne by Party A.

5、Both parties shall jointly maintain the sanitation and safety of the office environment.

6、Both parties shall operate legally and jointly abide by relevant rules and regulations of property rights and national policies and regulations.

Third: Liability for Breaching of Contract

If Party B commits any of the following acts, Party B shall be deemed to have breached the contract and Party A shall have the right to terminate the contract:

1、Late payment of rent for more than a month.

2、Party A suffers losses due to Party B’s improper operation.

Fourth: Others

1、This contract shall come into force upon being sealed and signed by both parties. Other matters not mentioned herein shall be settled through friendly negotiation by both parties. A supplementary agreement may be entered upon reaching an agreement through negotiation. The supplementary agreement shall have the same effect as this agreement.

2、Any dispute arising from the performance of this contract shall be settled by both parties through friendly negotiation. If no agreement can be reached through negotiation, either party may file a lawsuit with the People’s Court in the place where party A is located.

3、This contract is made in duplicate, with each party holding one copy and having the same agreement.

Seal by Party A:

Signature of legal person/representative:

Seal by Party B:

Signature of legal person/representative: